SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
                                   3A Oak Road
                           Fairfield, New Jersey 07004


  July 1, 1999

  Seafish Partners
  C/o Estudio Chimel
  Avenue Luis Maria Campos #799
  1426 Capital Federal
  Buenos Aires, Argentina

       Re: Class C 11% Cumulative Non-Convertible Redeemable Preferred Stock, Series A ("Class C Preferred Stock")

  Dear Sirs:

  This letter confirms that as of the date hereof, Software Publishing Corporation Holdings, Inc. ("SPCH" or the "Company") has agreed with Seafish Partners ("Seafish") that should SPCH call for redemption of any shares of its Class C Preferred Stock (the "Redemption"), pursuant to Section 5 of the certificate of designations relating thereto, within forty-five (45) calendar days of this agreement, Seafish will purchase from the Company with the proceeds from the Redemption the number of shares of Xceed, Inc. common stock the Company owns equal to the quotient of the Redemption amount received by Seafish divided by $18.44 per share of Xceed, Inc. common stock.

  If the above accurately states the agreement between the Company and Seafish, please so indicate by signing where appropriate below.

  Very truly yours,

  Software Publishing Corporation Holdings, Inc.

       /s/ Mark E. Leininger
  By:  Mark E. Leininger
       President and Chief Executive Officer

  Accepted and Agreed to:

  Seafish Partners

  By:     /s/ Paul Stark
     -------------------------------
  Name:   Paul Stark
  Title:  Agent